U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2001

                     THE CYBER GROUP NETWORK CORPORATION
         (Exact name of registrant as specified in its charter)


                                    Nevada
        (State or jurisdiction of  incorporation or organization)


                                    000-28153
                           (Commission File Number)

                                    88-0407473
                 (I.R.S. Employer Identification Number)

720 East Carnegie Drive, Suite 200, San Bernardino, California    92408
     (Address of principal executive offices)                 (Zip Code)

               Registrant's telephone number:  (909) 890-9769

       (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on April 22, 2001, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Michael F. DeLuca, Certified Public Accountant, resigned. This accountant's report on the financial statements for the past year neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item
304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's resignation.

(b) Effective on April 23, 2001, the firm of Singer, Lewak, Greenbaum & Goldstein LLP has been engaged to serve as the new principal accountants to audit the Registrant's financial statements. The decision to retain this firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                The Cyber Group Network Corporation



Dated: May 14, 2000             By: /s/Leah M. Cunningham
                                    Leah M. Cunningham, Director

                              EXHIBIT INDEX

Number                         Exhibit Description

16     Letter on Change in Certifying Accountant (see below).

                                    EX-16

               LETTER ON CHANGE IN CERTIFYING ACCOUNTANT



Michael F. DeLuca
Certified Public Accountant
23001 East LaPalma Avenue, Suite 220A
Yorba Linda, California 92887
(714) 692-8206


May 14, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

I am addressing this letter in connection with the filing of a Form 8-K to reflect my resignation as principal accountant for The Cyber Group Network Corporation, a Nevada corporation, in compliance with Item 304(a)(3) of Regulation S-B. I agree with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B as set forth in the attached Form 8-K.

Sincerely,



/s/  Michael F. DeLuca
Michael F. DeLuca